Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-90113


PROSPECTUS SUPPLEMENT NO. 2
(TO PROSPECTUS DATED NOVEMBER 19, 1999)

                                CORECOMM LIMITED

                           -------------------------

                   6% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                           AND SHARES OF COMMON STOCK

                           -------------------------

     This Prospectus Supplement No. 2, supplements and amends the Prospectus dated November 19, 1999 as amended and supplemented by the Prospectus Supplement dated November 24, 1999 (the "Prospectus"), relating to the 6% Convertible Subordinated Notes Due 2006 (the "Convertible Notes") of CoreComm Limited and shares of common stock issuable upon conversion of the Convertible Notes.

     The table on pages 77 through 79 of the Prospectus sets forth information with respect to the Selling Securityholders (as defined in the Prospectus) and the respective amounts of Convertible Notes beneficially owned by each Selling Securityholder that may be offered pursuant to the Prospectus (as supplemented and amended). This Prospectus Supplement amends that table by adding the remaining item set forth below to that table.

                                                                    PRINCIPAL
                                                                    AMOUNT OF                    COMMON
                                                                   CONVERTIBLE     PERCENT       STOCK                    PERCENT
                                                                      NOTES        OF TOTAL      OWNED       COMMON       OF TOTAL
                                                                   BENEFICIALLY   OUTSTANDING   PRIOR TO   STOCK TO BE   OUTSTANDING
                                                                      OWNED       CONVERTIBLE   ORIGINAL   REGISTERED      COMMON
SELLING SECURITYHOLDERS                                            AND OFFERED       NOTES      OFFERING    HEREBY (1)    STOCK (2)
-----------------------                                            ------------   -----------   --------   -----------   -----------

1. GLG Global Conv Fund                                              $800,000          *              0       19,469          *

                            -------------------------

     The Prospectus, together with this Prospectus Supplement No. 2, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Convertible Notes and the Common Stock issuable upon conversion of the Convertible Notes.

     WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus Supplement No. 2 is December 14, 1999.

                            SELLING SECURITYHOLDERS

     The following table sets forth, as of December 14, 1999, the respective principal amount of convertible notes beneficially owned and offered hereby by each selling securityholder, the common stock owned by each selling securityholder prior to the Original Offering and the common stock issuable upon conversion of such convertible notes, which may be sold from time to time by such selling securityholder pursuant to the Prospectus. Such information has been obtained from the selling securityholders.

                                                                    PRINCIPAL
                                                                    AMOUNT OF                    COMMON
                                                                   CONVERTIBLE     PERCENT       STOCK                    PERCENT
                                                                      NOTES        OF TOTAL      OWNED       COMMON       OF TOTAL
                                                                   BENEFICIALLY   OUTSTANDING   PRIOR TO   STOCK TO BE   OUTSTANDING
                                                                      OWNED       CONVERTIBLE   ORIGINAL   REGISTERED      COMMON
SELLING SECURITYHOLDERS                                            AND OFFERED       NOTES      OFFERING    HEREBY (1)    STOCK (2)
-----------------------                                            ------------   -----------   --------   -----------   -----------

Bancroft Convertible Fund, Inc.                                       500,000          *              0       12,169          *
Bankers Trust, Trustee for Chrysler Corp. Emp. #1 Pension
  Plan Dtd 4/1/89                                                   2,294,000         1.3             0       55,829          *
Baron Capital Partners, L.P.                                        7,000,000         4.0             0      170,358          *
Baron Growth Fund Series of Baron Asset Fund                        5,000,000         2.9             0      121,685          *
Baron Small Cap Series of Baron Asset Fund                          5,000,000         2.9             0      121,685          *
Bill W. Mintz TTEE Revocable Living Trust                             100,000          *         29,700        2,434          *
BNP Arbitrage SNC                                                   7,500,000         4.3             0      182,527          *
Charles V. Schaefer, Jr.                                              101,000          *              0        2,458          *
Chrysler Corporation Master Retirement Trust                          920,000          *              0       22,390          *
CIBC World Markets International Arbitrage Corp.                    4,500,000         2.6             0      109,516          *
Cumber International NV                                               339,000          *              0        8,250          *
Cumberland Partners                                                 4,823,000         2.8             0      117,376          *
C-Valor Ltd.                                                           86,000          *              0        2,093          *
Del Mintz                                                             700,000          *              0       17,035          *
Delta Associates Limited Partnership                                   98,000          *              0        2,385          *
Deltec Asset Management Corporation                                   100,000          *              0        2,434          *
Deutsche Bank Securities Inc.                                      14,250,000         8.1             0      346,800         1.2
Donaldson, Lufkin & Jenrette Securities Corporation                26,392,000        15.1             0      642,298         2.2
Edwin L. Cox                                                           81,000          *              0        1,971          *
Ellsworth Convertible Growth and Income Fund, Inc.                    500,000          *              0       12,169          *
Fidelity Financial Trust:
  Fidelity Convertible Securities Fund                              1,000,000          *              0       24,337          *
Forest Alternative Strategies Fund II LP Series A5I                    30,000          *              0          730          *
Forest Alternative Strategies Fund II LP A5M                           15,000          *              0          365          *
Forest Fulcrum Fund LP                                                400,000          *              0        9,735          *
Forest Global Convertible Fund Series A-5                             510,000          *              0       12,412          *
Franklin & Marshall College                                           174,000          *              0        4,235          *
Gary L. Mintz                                                         100,000          *          2,612        2,434          *
GLG Global Conv Fund                                                  800,000          *              0       19,469
Irving B. Spitz                                                       500,000          *              0       12,169          *
Joan Schapiro                                                         100,000          *              0        2,434          *
Lawrence Flinn, Jr. Master Partnership I                              100,000          *              0        2,434          *
Lawrence J. Stupski Revocable Trust                                    31,000          *              0          754          *
Lazard Freres et Compagnie                                            500,000          *              0       12,169          *
LDG Limited                                                           150,000          *              0        3,650          *
Lipper Convertibles, L.P.                                           8,250,000         4.7             0      200,579          *
Lipper Convertibles Series II, L.P.                                 2,000,000         1.1             0       48,674          *
LLT Limited                                                           100,000          *              0        2,434          *
LongView Partners                                                     735,000          *              0       17,888          *
LongView Partners B, L.P.                                             487,000          *              0       11,852          *
LongView Partners C, L.P.                                             162,000          *              0        3,943          *


MainStay Convertible Fund                                           5,000,000         2.9             0      121,685          *
Mark Mintz                                                            100,000          *          1,562        2,434          *
MFS Series Trust I: MFS Convertible Securities Fund                     3,000          *              0           73          *
MFS Series Trust V: MFS Total Return Fund                             816,000          *              0       19,859          *
MFS Series Trust VI:MFS Utilities Fund                              7,880,000         4.5             0      191,774          *
MFS/Sunlife Series Trust: Utilities Series                          1,930,000          *              0       46,970          *
MFS Variable Insurance Trust: MFS Utility Series                      870,000          *              0       21,173          *
Morgan Stanley Dean Witter                                          1,650,000          *              0       40,156          *
Morgan Stanley Dean Witter Convertible Securities Trust             1,500,000          *              0       36,506          *
Motion Picture Industry Health Plan -- Active Member Fund             110,000          *              0        2,677          *
Motion Picture Industry Health Plan -- Retiree Member Fund             55,000          *              0        1,338          *
New York Life Insurance and Annuity Corporation                     1,700,000          *              0       41,373          *
New York Life Insurance Company                                     9,300,000         5.3             0      226,332          *
OCM Convertible Trust                                                 495,000          *              0       12,047          *
Partner Reinsurance Company Ltd                                       480,000          *              0       11,682          *
Penn Treaty Network America Insurance Co.                             155,000          *              0        3,773          *
Peter E. Haas and Miriam L. Haas                                       39,000          *              0          949          *
Radix Associates                                                      200,000          *              0        4,868          *
Reliance Insurance Company                                         25,000,000        14.3             0      608,421         2.0
Singer Associates                                                       8,000          *              0          195          *
Southport Management Partners, L.P.                                   300,000          *              0        7,301          *
Southport Partners International, Ltd.                                600,000          *              0       14,602          *
Stanley Knapp                                                         100,000          *              0        2,434          *
State Employees' Retirement Fund of the State of Delaware             490,000          *              0       11,925          *
State of Connecticut Combined Investment Funds                      1,070,000          *              0       26,040          *
State Street Bank, Custodian for GE Pension Trust                   1,216,000          *              0       29,594          *
Stuart Schapiro                                                       100,000          *              0        2,434          *
Sylvan IMA Ltd. c/o Forest Investment Management LLC                   20,000          *              0          487          *
The Stupski Family Trust                                               10,000          *              0          243          *
TQA Master Fund, Ltd.                                                 500,000          *              0       12,169          *
TQA Master Plus Fund, Ltd.                                            350,000          *              0        8,518          *
Value Line Convertible Fund, Inc.                                     200,000          *              0        4,868          *
Vanguard Convertible Securities Fund, Inc.                            630,000          *              0       15,332          *
Van Kampen Convertible Securities Fund                                743,000          *              0       18,082          *
Van Kampen Harbor Fund Inc.                                         3,877,000         2.2             0       94,354          *
Van Kampen Utility Fund                                             1,380,000          *              0       33,585          *
Warren Potash & Marie C. Potash Co-Trustees
  under Potash Living Trust Dtd 10/18/95                              250,000          *         40,375        6,084          *




---------------
 *  Less than one percent.

(1) The shares of common stock to be registered by this prospectus are calculated on an "as converted" basis using the conversion rate described in this prospectus.

(2) Assumes conversion of all common stock registered by this prospectus.


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